Exhibit d.(iv).b

AMENDMENT NUMBER 5

TO THE

SUB-ADVISORY AGREEMENT

This Amendment Number 5 (the “Amendment”) amends that certain Sub-Advisory Agreement, dated August 2, 2017 (the “Agreement”), by and between Hartford Funds Management Company, LLC (“Adviser”), and Wellington Management Company LLP (“Sub-Adviser”), and is effective as of August 7, 2019.

WHEREAS, the Adviser has appointed, and the Board of Directors (the “Board”) of The Hartford Mutual Funds, Inc. (the “Company”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Company listed on Schedule A to the Agreement (collectively, the “Funds”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement as described herein and as approved by the Board at its meeting held on August 7, 2019;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Effective November 8, 2019, Section 2(s) of the Agreement is deleted in its entirety and replaced with the following:

not consult with any other investment sub-adviser of the Company that is not affiliated with the Sub-Adviser (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Adviser concerning a Fund’s transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act, and, to the extent that multiple sub-advisers may be engaged to provide services to any Fund, the Sub-Adviser shall be responsible for providing investment advisory services only with respect to the portion of the Fund allocated to the Sub-Adviser by the Adviser; and

2.	Pursuant to Section 15 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached Amended and Restated Schedules A and B to the Agreement.

3.	The changes to the Agreement reflected in this Amendment shall become effective as of the as of the respective effective date reflected in this Amendment.

4.	Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WELLINGTON MANAGEMENT COMPANY LLP

By:	/s/ Steven P. Muson

Name:	Steven P. Muson

Title:	Senior Managing Director

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:	/s/ Vernon J. Meyer
Name:	Vernon J. Meyer
Title:	Chief Investment Officer

AMENDED AND RESTATED SCHEDULE A

List of Funds

This Amended and Restated Schedule A to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of August 7, 2019, with certain revisions to be effective as of the date reflected on this Amended and Restated Schedule A.

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of:

Hartford AARP Balanced Retirement Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
Hartford Core Equity Fund
The Hartford Dividend and Growth Fund
Hartford Emerging Markets Equity Fund
The Hartford Emerging Markets Local Debt Fund
Hartford Environmental Opportunities Fund (effective through November 7, 2019); Hartford Climate Opportunities Fund (effective as of November 8, 2019)[1]
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Floating Rate High Income Fund
The Hartford Global All-Asset Fund[2]
Hartford Global Impact Fund (effective as of October 4, 2019)[3]
The Hartford Global Real Asset Fund
The Hartford Healthcare Fund
The Hartford High Yield Fund
The Hartford Inflation Plus Fund
Hartford International Equity Fund
The Hartford International Growth Fund
The Hartford International Opportunities Fund

[1]	Hartford Environmental Opportunities Fund will change its name to Hartford Climate Opportunities Fund effective as of November 8, 2019.
[2]	The Hartford Global All-Asset Fund will reorganize into the Hartford AARP Balanced Retirement Fund effective September 20, 2019, and will automatically be deleted from this Schedule A on September 20, 2019, or such other date on which the reorganization is completed.
[3]	Hartford Global Impact Fund is added to Sub-Advisory Agreement effective October 4, 2019, upon the unwinding of the master-feeder structure.

The Hartford International Small Company Fund (effective through November 22, 2019)[4]
The Hartford International Value Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
Hartford Multi-Asset Income and Growth Fund
Hartford Municipal Income Fund
The Hartford Municipal Opportunities Fund
Hartford Municipal Short Duration Fund
The Hartford Quality Bond Fund
The Hartford Short Duration Fund
Hartford Small Cap Value Fund
The Hartford Small Company Fund
The Hartford Strategic Income Fund
The Hartford Total Return Bond Fund
The Hartford World Bond Fund

[4]	The Hartford International Small Company Fund will reorganize into Hartford Global Impact Fund effective November 22, 2019, and will automatically be deleted from this Schedule A on November 22, 2019, or such other date on which the reorganization is completed.

AMENDED AND RESTATED SCHEDULE B

Fees Paid to the Sub-Adviser

[REDACTED]